Exhibit 23.2

Jingtian & Gongcheng

September 3, 2025

Cheer Holding, Inc.

19F, Block B, Xinhua Technology Building

No. 8 Tuofangying South Road

Jiuxianqiao, Chaoyang District, Beijing China 100016

Ladies and Gentlemen:

We hereby consent to the reference of our opinions in relation to PRC legal matters in this Registration Statement on Form F-1 of Cheer Holding, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Legal Matters” in such Registration Statement.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng